Exhibit 4.3

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BANK OF MONTREAL, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A MASTER NOTE WITHIN THE MEANING SPECIFIED HEREIN AND REPRESENTS AN INVESTMENT SECURITY WITHIN THE MEANING OF ARTICLE EIGHT OF THE NEW YORK UNIFORM COMMERCIAL CODE (“NY UCC”). THIS SECURITY IS GOVERNED AND SUBJECT TO SECTION 8-202 OF THE NY UCC. THE TERMS OF THE SECURITIES OF ANY SERIES REPRESENTED HEREBY ARE INCORPORATED BY REFERENCE TO THE APPLICABLE PRICING SUPPLEMENT. BY ACCEPTANCE OF THIS SECURITY, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SECURITIES SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

BANK OF MONTREAL
SENIOR MEDIUM-TERM NOTES, SERIES E

(Master Note)

This Security will not constitute a deposit that is insured under the Canada Deposit Insurance Corporation Act or by the

United States Federal Deposit Insurance Corporation

This Security is a Global Security (as defined in Section 101 of the Indenture) and may represent one or more series of the Securities as contemplated therein. Bank of Montreal is a Canadian chartered bank (hereinafter called the “Bank,” which term includes any successor Person under the Indenture). The terms for each series of Securities are hereby reflected in this Security, the Bank’s prospectus dated April 27, 2017, as it may be supplemented by the prospectus supplement specified from time to time in the Distribution Agreement, dated September 23, 2018, as it may be supplemented or amended from time to time (the “Prospectus”), relating to the Securities evidenced hereby, and in the pricing supplement(s) identified and noted by the Trustee on Annex A attached hereto (each such pricing supplement, together with the Prospectus and any product supplement designated therein (if applicable), a “Pricing Supplement”), which Pricing Supplement(s) are on file with the Trustee. With respect to each issuance of Securities, the description and terms of such Securities contained in the applicable Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Security as of the Original Issue Date specified on Annex A. Each reference to “this Security” or a “Security of a series” includes and shall be deemed to refer to each Security of a series evidenced hereby that is referenced in a Pricing Supplement. For the avoidance of doubt, a Pricing Supplement may bear a different name given to a similar document filed by the Bank under the Securities Act of 1933 pursuant to Rule 424(b) thereof.

Every term of this Security is subject to modification, amendment, supplementation or elimination through the incorporated terms of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar meaning precedes the term of this Security so modified, amended or eliminated. Without limiting the foregoing, in the case of each Security of any series evidenced hereby, the Holder of this Security is directed to the applicable Pricing Supplement for a description of certain terms of such series, including the manner of determining the amount of cash payable or (if applicable) securities or other assets deliverable at maturity or at any other time and the method of determining, and the dates (if any) for the payment and resetting of, interest or other interim payments, if any, on such series of the Securities (including, without limitation, information relating to any applicable interest rate, relevant securities, currency, commodities, or other index or indices, any single security, currency or commodity or basket thereof of any combination of the foregoing that may be relevant to such determination), the dates, if any, on which the principal amount of and interest, if any, on such series of the Securities is determined and payable, the amount payable upon any acceleration of such series of the Securities and the principal amount of such series of the Securities and the principal amount of such series of the Securities deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, including any limitation on the ability of the Holder to seek to collect amounts due hereunder.

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Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

This Security is a “Master Note”, which term means a Security that provides for incorporation thereof the terms of each Series of Securities by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Bank for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable and specified in the applicable Pricing Supplement and on each interest payment date and at maturity, the interest then due and payable, if any, as so specified in the applicable Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, any premium and any such installment of interest that is overdue at any time shall also bear interest at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

Unless otherwise set forth in the applicable Pricing Supplement, any interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 3rd business day next preceding such Interest Payment Date (a “Regular Record Date”). Any interest not punctually so paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the applicable series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

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Manner of Payment – U.S. Dollars

Payment of any amount payable on any Security of any series represented hereby in U.S. dollars will be made at the office or agency of the Bank maintained for that purpose in The City of New York (or at any other office or agency maintained by the Bank for that purpose) or by wire transfer as described in the next paragraph, against surrender of this Security in the case of any payment due at Maturity (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that subject to the next paragraph, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on any Security of any series represented hereby in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of such Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, and it is received on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof, other than any payment of interest that first becomes due on an Interest Payment Date, subject to the section below entitled “Manner of Payment-Global Securities,” this Security must be surrendered at the office or agency of the Trustee maintained for that purpose in The City of New York (or at any other office or agency maintained by the Trustee for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Security of any series payable to a particular Holder will remain in effect for all later payments on such Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Bank will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any present or future tax, duty, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Bank or the Paying Agent.

Manner of Payment – Global Securities

Notwithstanding any provision of this Security or the Indenture, the Bank may make any and all payments of principal and any premium and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in Section 301 of the Indenture. Notwithstanding the foregoing, whenever the provisions hereof require that this Security be surrendered against payment of the principal and any premium and interest, such surrender may be effected by means of an appropriate adjustment to Annex A hereto to reflect the discharge of such payment, such an adjustment shall be made by the Trustee in a manner not inconsistent with the procedures of the Depositary, and in such circumstances this Security need not be surrendered.

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Payments Due on a Business Day

Notwithstanding any provision of this Security or the Indenture, where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, or at the Stated Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be, to the date of such payment.

_________________________

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

BANK OF MONTREAL

By:
Name: Abid Chaudry
Title: Managing Director & Global
Head, Global Structured Products

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: September 23, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

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(Reverse of Security)

1.       Securities and Indenture

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”) issued and to be issued in one or more series under a Senior Indenture, dated as of January 25, 2010, as supplemented by the first Supplemental Indenture dated as of September 23, 2018 (herein called the “Indenture”), between the Bank and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent lawful, in the event of any conflict between the Indenture or this Security, and any Pricing Supplement, the Pricing Supplement shall prevail.

2.       Denominations

The Securities of any series are issuable only in registered form without coupons in “Authorized Denominations,” which term shall have the following meaning. For each Security of any series having a principal amount payable in U.S. dollars, unless otherwise specified on the face of this Security, the Authorized Denominations shall be $1,000 and multiples thereof.

3.       Redemption at the Bank’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Security represented hereby shall not be redeemable at the option of the Bank before the Maturity Date. In the event the Bank elects to redeem the Notes, notice will be given to registered holders in the manner specified in the applicable Pricing Supplement.

In the event of redemption of this Security in part only, appropriate annotation of such partial redemption shall be made on Annex A.

Unless otherwise set forth in the applicable Pricing Supplement, a sinking fund provision will not be applicable.

4.       Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of any Series is registrable in the Security Register, upon surrender of a Security for registration of transfer at the office or agency of the Bank in any place where the principal of and any premium and interest on any Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of the same series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

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As provided in the Indenture and subject to certain limitations therein set forth, Securities of any Series are exchangeable for a like aggregate principal amount of Securities of the same Series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax, duty, assessment or other governmental charge payable in connection therewith.

Prior to due presentment of any Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name a Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Bank nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities. Any such exchange shall be recorded by the Trustee on Annex B hereto.

This Security is a Master Note and may be exchanged at any time, solely upon the request of the Bank to the Trustee, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Bank. Any such exchange shall be recorded by the Trustee on Annex B hereto. Each such replacement Global Security that is a Master Note shall reflect such series of Securities that the Bank shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Security as requested by the Bank, and such Global Security shall be appropriately modified so as to reflect the terms of such Security.

5.       Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of a Security or of any series of Securities or certain restrictive covenants and Events of Default with respect to a Security or a series of Securities, in each case upon compliance with certain conditions set forth in the Indenture. Such provisions are applicable to a particular Security or series of Securities only to the extent specified in the applicable Pricing Supplement.

6.       Default

If an Event of Default with respect to a Security of any series evidenced hereby shall occur and be continuing, the principal of such Securities plus any accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal and any accrued and unpaid interest so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that payment of such interest shall be legally enforceable), all of the Bank’s obligations in respect of the payment of the principal of and any interest on such Securities shall terminate.

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7.       Remedies

If an Event of Default with respect to Securities of any series evidenced hereby shall occur and be continuing, the principal of such Securities of a series may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities of such applicable series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of such series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by a Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

8.       Disclosure under the Interest Act (Canada)

For disclosure purposes under the Interest Act (Canada), whenever in the Securities of any series or the Indenture interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

9.       Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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10.       Definitions

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

11.       Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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ANNEX A

Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Security	Initial Principal Amount of Security	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

A-1

 ANNEX A

Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Security	Initial Principal Amount of Security	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

A-2

ANNEX B

The following exchanges of a part of this Global Security for physical certificates or part of another Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee

B-1

ANNEX C

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with the right of

survivorship and not as tenants

in common

UNIF GIFT MIN ACT - __________ Custodian _________

(Cust)	(Minor)

under Uniform Gifts to Minors Act

______________________________
(State)

Additional abbreviations may also be used
though not in the above list.

_____________________________

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ANNEX C

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

___________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

_______________________

/______________________/

____________________________________________________________

____________________________________________________________

                    (Please Print or Typewrite Name and Address

                          Including Postal Zip Code of Assignee)

____________________________________________________________

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________

____________________________________________________________

to transfer said Security on the books of the Bank, with full power of substitution in the premises.

Dated:______________

Signature Guaranteed _________________________ NOTICE: Signature must be guaranteed.

___________________________
NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.

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